CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-289297 on Form S-3 of our and Registration Statement No. 333-280859 on Form S-8 of our report dated March 9, 2026, relating to the consolidated financial statements of TWFG, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/Deloitte & Touche LLP
Houston, Texas
March 9, 2026